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                                                                     EXHIBIT 3.2


                                    DELAWARE
                                  ------------
                                The First State

       I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ENTERASYS NETWORKS, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2005, AT 12:51 O'CLOCK P.M.

       A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

       AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-EIGHTH DAY OF OCTOBER, A.D. 2005, AT
5 O'CLOCK P.M.

                                       /s/ Harriet Smith Windsor
               [SEAL]                  ------------------------------
                                       Harriet Smith Windsor, Secretary of State

2182956 8100                           AUTHENTICATION: 4246163
050865369                              DATE: 10-24-05
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      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 12:51 PM 10/24/2005
  FILED 12:51 PM 10/24/2005
 SRV 050865369 - 2182956 FILE

                            CERTIFICATE OF AMENDMENT
                                     to the
               Amended and Restated Certificate of Incorporation
                                       of
                            ENTERASYS NETWORKS, INC.

       Enterasys Networks, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

       FIRST: That the Board of Directors of the Corporation has duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Amended and Restated Certificate of Incorporation of this Corporation and declaring said amendment to be advisable;

       SECOND: That the stockholders of the Corporation have duly approved said amendment by the required vote of such stockholders, such required vote being a majority of the outstanding shares of the Common Stock, adopted at a special meeting of the stockholders of the Corporation duly called and held in accordance with the requirements of Section 222 of the General Corporation Law of the State of Delaware, such approval being in accordance with the terms of the Amended and Restated Certificate of Incorporation and Section 242 of the General Corporation Law of the State of Delaware;

       THIRD: That the first sentence of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

       "The total number of shares of stock that this Corporation shall have authority to issue is SIXTY MILLION (60,000,000) shares of Common Stock, $0.01 par value per share, and Two Million (2,000,000) shares of Preferred Stock, $1.00 par value per share."

       FOURTH: That Article IV of the Amended and Restated Certificate of Incorporation is hereby further amended by adding the following provision after the first paragraph of such article:

       "As of 5:00 P.M. (Eastern Time) on October 28, 2005 (The "Effect Time"), each issued and outstanding share of the Corporation's common stock (the "Pre-Split Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to ONE-EIGHTH (1/8) of a share of common stock (such reduction of shares designated as the "Reverse Stock Split"). The par value of the Corporation's Common Stock following the Reverse Stock Split shall remain $0.01 per share. Each holder of a certificate or certificates of Pre-Split Common Stock shall be entitled to receive, upon surrender of such certificates to the Corporation's transfer agent for cancellation, a new certificate or certificates for a number of shares equal to such holder's Pre-Split Common Stock divided by eight, with any fraction resulting from such division rounded down to the nearest whole number (in each case, such fraction, if any, being a "Fractional Share"). No Fractional Shares will be issued for Pre-Split Common Stock in connection with the Reverse Stock Split. Each holder of Pre-Split Common Stock at the Effective Time who would otherwise be entitled to a Fractional Share shall, in lieu thereof, receive a cash payment equal to (a) the Fractional Share multiplied by (b) the product of (i) the closing price of the Common Stock as reported on The New York Stock Exchange on the day in which the Effective Time occurs and (ii) eight."

       FIFTH: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective as of 5:00 P.M. (Eastern Time) on October 28, 2005 in accordance with the provisions of Section 103(d) of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed on this 24th day of October 2005.

                                        ENTERASYS NETWORKS, INC.

                                        By /s/ Gerald M. Haines II
                                           -------------------------------
                                        Name: Gerald M. Haines II
                                        Title: Executive Vice President